UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 5, 2018

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Capital Accumulation Plan

Effective September 5, 2018, our Board of Directors took two irrevocable actions with respect to our Capital Accumulation Plan (the “CAP”):

1.	To immediately reduce the number of shares available for purchase under the CAP by 1,500,000 from 1,834,795 to 334,795; and

2.	To terminate the CAP for new participants, effective January 1, 2019.

The CAP is a deferred compensation plan that is available to certain employees, including executive officers, under which participants may defer annually up to 25% of their pre-tax compensation to be used to purchase shares of restricted stock at a 25% discount from the market price at the beginning of the calendar year or the end of the calendar year, whichever is lower.

Since the end of our fiscal year on April 28, 2018 and at all dates prior to September 5, 2018, 1,834,795 shares of our common stock had been available for purchase under the CAP. Upon the immediate reduction of 1,500,000 shares available for purchase under the CAP effective September 5, 2018, and to facilitate the purchase of shares of restricted stock with compensation deferred during calendar year 2018, up to 334,795 shares remain available for purchase as of September 5, 2018. On April 28, 2018 and at all dates through and including September 5, 2018, 310,829 shares were unvested and subject to service-based vesting requirements based on deferrals previously made.

Shares Outstanding and Available for Grant Under Equity-Based Long-Term Incentive Plans

As set forth in our definitive proxy statement filed with the Securities and Exchange Commission on August 6, 2018 (the “2018 Proxy Statement”), we are asking our shareholders to consider, among other proposals, a proposal to amend our 2015 Omnibus Incentive Plan to increase the number of shares reserved for issuance thereunder from 4,000,000 to 11,500,000 at our 2018 annual meeting of shareholders to be held on September 17, 2018. The 2015 Omnibus Incentive Plan remains unchanged and is included as Annex A to our 2018 Proxy Statement. As of September 5, 2018, we had 94,852,301 shares of common stock outstanding.

The table below shows, as of September 5, 2018, the shares reserved for issuance of outstanding awards and shares available for future grant under each of our long-term incentive plans in which our employees and non-employee directors are eligible to receive, or currently have outstanding, grants of equity compensation. We determined to present this information as of September 5, 2018 as a means of including the broad-based equity awards made August 1, 2018 and as of the date on which the number of shares available for purchase under CAP was reduced by 1,500,000. The table also shows the number of shares that will be available for future grants under each of our equity-based long-term incentive plans following approval of the amendment to the 2015 Omnibus Incentive Plan by our shareholders.

	Current			After Approval of Amendment to 2015 Omnibus Incentive Plan
Name	Shares Reserved for Issuance of Outstanding Awards (a)	Shares Available for Future Awards		Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards
2015 Omnibus Incentive Plan	2,037,113	204,690	(b)	2,037,113	7,704,690
Amended and Restated Equity Incentive Plan (c)	866,930	—		866,930	—
Non-Shareholder Approved Awards (d)	186,609	—		186,609	—

Total	3,090,652	204,690		3,090,652	7,704,690

(a)	Shares reserved for issuance of outstanding awards at September 5, 2018 consist of the following:

	Outstanding Awards
Name	Options/SARs	Full Value Awards		Weighted Average Exercise Price of Options/SARS	Weighted Average Term to Expiration
2015 Omnibus Incentive Plan	732,056	1,305,057	*	$32.24	9.29 years
Amended and Restated Equity Incentive Plan	682,598	184,332		$52.26	6.44 years
Non-Shareholder Approved Awards	99,250	87,359		$22.67	9.91 years

Total	1,513,904	1,576,748		$40.64	8.08 years

*

Includes 63,247 performance stock units granted at target the vesting of which will be determined based on performance metrics for fiscal years 2017-2019, 80,157 performance stock units granted at target the vesting of which will be determined based on performance metrics for fiscal years 2018-2020, and 133,896 performance stock units granted at target the vesting of which will be determined based on performance metrics for fiscal year 2019.

(b)	Computed based on the 2015 Omnibus Incentive Plan’s share counting provisions.

(c)	Following the 2015 approval of the 2015 Omnibus Incentive Plan, no new awards have been or may be made under the Amended and Restated Equity Incentive Plan.

(d)	Represents Mark S. Walchirk and Donald J. Zurbay inducement awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: September 5, 2018	By:	/s/ Les B. Korsh
Les B. Korsh
Vice President, General Counsel and Secretary

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